UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2012

Entertainment Properties Trust
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(Address of principal executive office)(Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 5, 2012, Entertainment Properties Trust (the “Company”) issued a press release announcing the completion of its previously announced redemption of all of the Company's outstanding 7.375% Series D Cumulative Redeemable Preferred Shares at a redemption price of $25.18 per share. The price was the sum of the $25.00 per share liquidation preference plus a quarterly dividend of $0.18 per share prorated through the redemption date. The aggregate redemption price of approximately $115.8 million was funded using the net proceeds of the offering of the Company's Series F Cumulative Redeemable Preferred Shares of beneficial interest. The Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description
99.1	Press Release dated November 5, 2012 issued by Entertainment Properties Trust

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Mark A. Peterson
Mark A. Peterson
Senior Vice President, Treasurer and Chief Financial Officer

Date: November 5, 2012

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release dated November 5, 2012 issued by Entertainment Properties Trust